Exhibit  10.6


                                 PROMISSORY NOTE


                             COSTA MESA, CALIFORNIA
                                DECEMBER 28, 2002

FOR VALUE RECEIVED, the undersigned, Peter Dermutz, an employee of Rapidtron, Inc., a Delaware Corporation (herein called Maker), hereby transfers 196,000 share of his common stock to Rapditron, Inc. as fulfillment of his promise and obligation to pay Rapidtron, Inc., (herein called Holder), the principal sum of ONE-HUNDRED SEVENTY THOUSAND Dollars ($170,000 US), with interest thereon at the rate as established monthly by Wells Fargo for Equity loans with a floating rate.


Therefore, payment of the Promissory Note by Dermutz will be made to Rapidtron in exchange for Rapidtron stock held by Dermutz at the Fair Market Value of the stock of Rapidtron estimated at $1.00 per share.

The total amount of the note plus interest due is $196,000. Therefore, Dermutz will exchange 196,000 shares of stock to fulfill his obligation for the Note.



MAKER                                                                     HOLDER



/s/ Peter  Dermutz                                               /s/ John  Creel
-----------------------                                   ----------------------
Peter  Dermutz                                                  Rapidtron,  Inc.

                                                                     John  Creel


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